                                                                    EXHIBIT 99.7

         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (ACCOMPANYING LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL OWNERS)

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of additional shares of Common Stock (the 'Shares') of GenTek Inc. ('GenTek').

     This will instruct you whether to exercise Rights to purchase the Shares distributed with respect to GenTek's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related 'Instructions as to Use of GenTek Inc. Subscription Warrants.'

Box 1. [ ]  Please do not exercise Rights for Shares.

Box 2. [ ]  Please exercise Rights for Shares as set forth below:

                             Number of Shares to be
                             Subscribed For              Price                      Payment
Basic Subscription
  Right*                            _______ X         $_________ =             $________ (Line 1)
Oversubscription
  Right                             _______ X         $_________ =             $________ (Line 2)

TOTAL PAYMENT REQUIRED = $            (SUM OF LINES 1 AND 2; MUST EQUAL TOTAL OF
AMOUNTS IN BOXES 3 AND 4 BELOW)

* YOU MAY PURCHASE ONE (1) SHARE FOR EACH WHOLE RIGHT YOU HOLD.

Box 3. [ ]  Payment in the following amount is enclosed: $

Box 4. [ ]  Please deduct payment from the following account maintained by you as follows:

Type of Account:    ___________________________________________________________

Account No.:        ___________________________________________________________
Amount to be
deducted:          $___________________________________________________________

Date:               ___________________________________________________________

Signature(s)        ___________________________________________________________

                                 Please type or print name(s) below

                    ___________________________________________________________

                    ___________________________________________________________